QuickLinks -- Click here to rapidly navigate through this document

Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐  CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	94-1347393 (I.R.S. Employer Identification No.)
101 North Phillips Avenue
Sioux Falls, South Dakota (Address of principal executive offices)	57104 (Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

ANTERO RESOURCES FINANCE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1311 (Primary Standard Industrial Classification Code Number)	90-0522247 (I.R.S. Employer Identification Number)

1625 17th Street
Denver, Colorado 80202
(303) 357-7310
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

7.25% Senior Notes due 2019
(Title of the indenture securities)

 TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
Antero Resources LLC	Delaware	1311	90-0522242
Antero Resources Corporation	Delaware	1311	32-0114849
Antero Resources Bluestone LLC	Delaware	1311	27-4033442
Antero Resources Piceance Corporation	Delaware	1311	20-4862124
Antero Resources Pipeline Corporation	Delaware	4922	20-4862061
Antero Resources Appalachian Corporation	Delaware	1311	80-0162034

(1)
The address for each Registrant Guarantor is 1625 17th Street, Denver, Colorado 80202, and the telephone number for each Registrant Guarantor is (303) 357-7310

Item 1.    General Information.    Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency
    Treasury Department
    Washington, D.C.

    Federal Deposit Insurance Corporation
    Washington, D.C.

    Federal Reserve Bank of San Francisco
    San Francisco, California 94120

  (b)
  Whether it is authorized to exercise corporate trust powers.

    The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with Obligor.    If the obligor is an affiliate of the trustee, describe each such affiliation.

        None with respect to the trustee.

        No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.    Foreign Trustee.    Not applicable.

Item 16.    List of Exhibits.    List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*
Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**
Exhibit 3.	See Exhibit 2
Exhibit 4.	Copy of By-laws of the trustee as now in effect.***
Exhibit 5.	Not applicable.
Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.
Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
Exhibit 8.	Not applicable.
Exhibit 9.	Not applicable.

*
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

**
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

***
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

 SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 28th of March, 2012.

WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ Patrick T. Giordano Patrick T. Giordano Vice President

 EXHIBIT 6

March 28, 2012

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,
WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ Patrick T. Giordano Patrick T. Giordano Vice President

 Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business December 31, 2011, filed in accordance with 12 U.S.C. §161 for
National Banks.

		Dollar Amounts In Millions

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$19,751
Interest-bearing balances		23,384
Securities:
Held-to-maturity securities		0
Available-for-sale securities		195,800
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		4,151
Securities purchased under agreements to resell		23,225
Loans and lease financing receivables:
Loans and leases held for sale		28,417
Loans and leases, net of unearned income	711,276
LESS: Allowance for loan and lease losses	16,360
Loans and leases, net of unearned income and allowance		694,916
Trading Assets		56,692
Premises and fixed assets (including capitalized leases)		7,977
Other real estate owned		4,485
Investments in unconsolidated subsidiaries and associated companies		607
Direct and indirect investments in real estate ventures		99
Intangible assets
Goodwill		21,252
Other intangible assets		22,891
Other assets		57,843

Total assets		$1,161,490

LIABILITIES
Deposits:
In domestic offices		$832,749
Noninterest-bearing	234,375
Interest-bearing	598,374
In foreign offices, Edge and Agreement subsidiaries, and IBFs		72,904
Noninterest-bearing	2,140
Interest-bearing	70,764
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		2,591
Securities sold under agreements to repurchase		13,050
Trading liabilities		23,460
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		39,703
Subordinated notes and debentures		18,609
Other liabilities		33,933

Total liabilities		$1,036,999

Dollar Amounts In Millions

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	99,326
Retained earnings	18,744
Accumulated other comprehensive income	4,769
Other equity capital components	0

Total bank equity capital	123,358
Noncontrolling (minority) interests in consolidated subsidiaries	1,133

Total equity capital	124,491

Total liabilities, and equity capital	$1,161,490

        I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan EVP & CFO

        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf                                                             Directors
Carrie Tolstedt
Michael Loughlin

QuickLinks

TABLE OF ADDITIONAL REGISTRANT GUARANTORS
  Item 1. General Information. Furnish the following information as to the trustee
  Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.
  Item 15. Foreign Trustee. Not applicable.
  Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.
SIGNATURE
EXHIBIT 6
Consolidated Report of Condition of Wells Fargo Bank National Association of 101 North Phillips Avenue, Sioux Falls, SD 57104 And Foreign and Domestic Subsidiaries, at the close of business December 31, 2011, filed in accordance with 12 U.S.C. §161 for National Banks.